EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for Fourth Quarter of 2025

BIRMINGHAM, Ala., Jan. 20, 2026 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended December 31, 2025.

Fourth Quarter 2025 Highlights:

  Diluted earnings per share of $5.06 for 2025, up 22% over 2024, and adjusted diluted earnings per share of $5.25 for 2025, up 26% over 2024.
  Diluted earnings per share of $1.58 for the quarter, up 33% from the fourth quarter of 2024, and up 32% from the third quarter of 2025 (or 22% from Adjusted diluted earnings per share in the third quarter of 2025*).
  Net interest margin of 3.38%, up 42 basis points from the fourth quarter of 2024 and 29 basis points from the third quarter of 2025.
  Efficiency ratio improved to 29%, from 36% in the fourth quarter of 2024 and from 35% in the third quarter of 2025 (or an adjusted efficiency ratio of 33% in the third quarter of 2025*).
  Cost of interest-bearing deposits is down 62 basis points from fourth quarter of 2024 at 3.01% and 40 basis points from third quarter of 2025.
  Loans grew by $384.9 million, or 12% annualized, during the quarter.
  Deposits grew by $675.6 million, or 5%, year-over-year.
  Cash dividend increased to $0.38 from $0.335 in the third quarter, a 13% increase.
  Entered the Texas market with an outstanding team of commercial bankers led by Chris Dvorachek.
  Book value per share of $33.87, up 14% from the fourth quarter of 2024 and 15% annualized, from the third quarter of 2025.
  Liquidity remains strong with $1.63 billion in cash and cash equivalent assets, 9% of our total assets, and no FHLB advances or brokered deposits.
  Consolidated common equity tier 1 capital to risk-weighted assets increased from 11.49% to 11.65% year-over-year.
  Return on average common stockholders’ equity improved to 18.9%, from 16.3% for the fourth quarter of 2024 and from 14.9% for the third quarter of 2025 (or an Adjusted return on average common stockholders’ equity of 16.2% for the third quarter of 2025*).

Tom Broughton, Chairman, President, and CEO, said, “We were pleased with the loan growth in the fourth quarter that was indicative of our improved outlook combined with the hard work of the best bankers in the Southeast.”

David Sparacio, CFO, said, “The Company has delivered excellent results for the fourth quarter. We continued our focus on net interest margin expansion, which was enhanced by a reduction in benchmark interest rates, and we remain disciplined on expense controls. Continuing our focus as we grow our franchise and gain market share will allow us to deliver solid financial performance in 2026.”

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted net interest margin, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, adjusted cost of interest-bearing deposits, and tangible common equity to total tangible assets. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)	Period Ending December 31, 2025	Period Ending September 30, 2025	% Change From Period Ending September 30, 2025 to Period Ending December 31, 2025	Period Ending December 31, 2024	% Change From Period Ending December 31, 2024 to Period Ending December 31, 2025
QUARTERLY OPERATING RESULTS
Net Income	$86,384	$65,571	31.7%	$65,173	32.5%
Net Income Available to Common Stockholders	$86,353	$65,571	31.7%	$65,142	32.6%
Diluted Earnings Per Share	$1.58	$1.20	31.7%	$1.19	32.8%
Return on Average Assets	1.91%	1.47%		1.52%
Return on Average Common Stockholders' Equity	18.93%	14.88%		16.29%
Average Diluted Shares Outstanding	54,675,802	54,667,955		54,649,808

Adjusted Net Income, net of tax*	$86,384	$71,422	20.9%	$65,173	32.5%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$86,353	$71,422	20.9%	$65,142	32.6%
Adjusted Diluted Earnings Per Share, net of tax*	$1.58	$1.30	21.5%	$1.19	32.8%
Adjusted Return on Average Assets, net of tax*	1.91%	1.60%		1.52%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	18.93%	16.21%		16.29%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$276,603			$227,242	21.7%
Net Income Available to Common Stockholders	$276,541			$227,180	21.7%
Diluted Earnings Per Share	$5.06			$4.16	21.6%
Return on Average Assets	1.56%			1.39%
Return on Average Common Stockholders' Equity	16.05%			14.98%
Average Diluted Shares Outstanding	54,666,274			54,624,234

Adjusted Net Income, net of tax*	$287,163			$228,589	25.6%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$287,101			$228,527	25.6%
Adjusted Diluted Earnings Per Share, net of tax*	$5.25			$4.18	25.6%
Adjusted Return on Average Assets, net of tax*	1.62%			1.40%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	16.66%			15.07%

BALANCE SHEET
Total Assets	$17,727,190	$17,584,199	0.8%	$17,351,643	2.2%
Loans	13,696,912	13,311,967	2.9%	12,605,836	8.7%
Non-interest-bearing Demand Deposits	2,684,272	2,598,895	3.3%	2,619,687	2.5%
Total Deposits	14,219,034	14,106,922	0.8%	13,543,459	5.0%
Stockholders' Equity	1,850,347	1,781,647	3.9%	1,616,772	14.4%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $86.4 million for the quarter ended December 31, 2025, compared to net income and net income available to common stockholders of $65.6 million for the third quarter of 2025 and net income of $65.2 million and net income available to common stockholders of $65.1 million for the fourth quarter of 2024. Basic and diluted earnings per common share were both $1.58 in the fourth quarter of 2025, compared to $1.20 for both in the third quarter of 2025 and $1.19 for both in the fourth quarter of 2024.

Annualized return on average assets was 1.91% and annualized return on average common stockholders’ equity was 18.93% for the fourth quarter of 2025, compared to 1.52% and 16.29%, respectively, for the fourth quarter of 2024.

Net interest income was $146.5 million for the fourth quarter of 2025, compared to $133.4 million for the third quarter of 2025 and $123.2 million for the fourth quarter of 2024. The net interest margin in the fourth quarter of 2025 was 3.38% compared to 3.09% in the third quarter of 2025 and 2.96% in the fourth quarter of 2024. Loan yields were 6.29% during the fourth quarter of 2025 compared to 6.34% during the third quarter of 2025 and 6.43% during the fourth quarter of 2024. Investment yields were 3.77% during the fourth quarter of 2025 compared to 3.60% during the third quarter of 2025, and 3.49% during the fourth quarter of 2024. Average interest-bearing deposit rates were 3.01% during the fourth quarter of 2025, compared to 3.41% during the third quarter of 2025 and 3.63% during the fourth quarter of 2024. Average federal funds purchased rates were 4.01% during the fourth quarter of 2025, compared to 4.46% during the third quarter of 2025 and 4.80% during the fourth quarter of 2024. During the fourth quarter of 2025, the Company redeemed its $30 million 4.5% Subordinated Notes due November 2027.

Average loans for the fourth quarter of 2025 were $13.50 billion, an increase of $299.2 million, or 9.0% annualized, from average loans of $13.21 billion for the third quarter of 2025, and an increase of $1.08 billion, or 8.7%, from average loans of $12.43 billion for the fourth quarter of 2024. Ending total loans for the fourth quarter of 2025 were $13.70 billion, an increase of $384.9 million, or 11.6% annualized, from $13.31 billion for the third quarter of 2025, and an increase of $1.09 billion, or 8.7%, from $12.61 billion for the fourth quarter of 2024.

Average total deposits for the fourth quarter of 2025 were $14.21 billion, an increase of $77.4 million, or 2.2% annualized, from average total deposits of $14.13 billion for the third quarter of 2025, and an increase of $727.7 million, or 5.4%, from average total deposits of $13.48 billion for the fourth quarter of 2024. Ending total deposits for the fourth quarter of 2025 were $14.22 billion, an increase of $112.1 million, or 3.2% annualized, from $14.11 billion for the third quarter of 2025, and an increase of $675.6 million, or 5.0%, from $13.54 billion for the fourth quarter of 2024.

Non-performing assets to total assets were 0.97% for the fourth quarter of 2025, compared to 0.96% for the third quarter of 2025 and 0.26% for the fourth quarter of 2024. The year-over-year increase was attributable to a large, real-estate secured relationship. Annualized net charge-offs to average loans were 0.20% for the fourth quarter of 2025, compared to 0.27% for the third quarter of 2025 and 0.09% for the fourth quarter of 2024. During the fourth quarter of 2025, we recorded $5.0 million in charge-offs related to a long-standing impaired relationship. In comparison, the third quarter of 2025 included $3.0 million in charge-offs on loans that had not been previously impaired. The allowance for credit losses as a percentage of total loans at December 31, 2025, September 30, 2025, and December 31, 2024, was 1.25%, 1.28%, and 1.30%, respectively. We recorded a $8.1 million provision for credit losses in the fourth quarter of 2025 compared to $9.3 million in the third quarter of 2025, and $6.4 million in the fourth quarter of 2024.

Non-interest income increased $6.9 million, or 78.2%, to $15.7 million for the fourth quarter of 2025 from $8.8 million in the fourth quarter of 2024, and increased $12.9 million, or 453.9%, on a linked quarter basis. Service charges on deposit accounts increased $689,000, or 26.0%, to $3.3 million for the fourth quarter of 2025 from $2.7 million in the fourth quarter of 2024, and increased $23,000, or 0.7%, on a linked quarter basis. We increased our service charge rates on many of our checking account products in July of 2025. Mortgage banking revenue increased $151,000, or 10.0%, to $1.7 million for the fourth quarter of 2025 from $1.5 million in the fourth quarter of 2024, and decreased $200,000, or 10.7%, on a linked quarter basis. Net credit card income decreased $32,000, or 1.7%, to $1.8 million for the fourth quarter of 2025 from $1.9 million in the fourth quarter of 2024, and decreased $570,000, or 23.7%, on a linked quarter basis. Bank-owned life insurance (“BOLI”) income increased $6.0 million, or 282.4%, to $8.1 million for the fourth quarter of 2025 from $2.1 million in the fourth quarter of 2024, and increased $5.7 million, or 238.8%, on a linked quarter basis. During the fourth quarter of 2025, we recognized $4.3 million of income attributed to a BOLI policy. Other operating income increased $62,000, or 9.7%, to $704,000 for the fourth quarter of 2025 from $642,000 in the fourth quarter of 2024, and increased $49,000, or 7.5%, on a linked quarter basis.

Non-interest expense decreased $213,000, or 0.5%, to $46.7 million for the fourth quarter of 2025 from $46.9 million in the fourth quarter of 2024, and decreased $1.3 million, or 2.7%, on a linked quarter basis. Salary and benefit expense decreased $224,000, or 0.9%, to $23.8 million for the fourth quarter of 2025 from $24.1 million in the fourth quarter of 2024, and decreased $1.7 million, or 6.6%, on a linked quarter basis. The number of full-time equivalent (“FTE”) employees increased by 36, or 5.7%, to 666 at December 31, 2025 compared to 630 at December 31, 2024, and increased by 16, or 2.5%, from the end of the third quarter of 2025. Equipment and occupancy expense increased $137,000, or 3.8%, to $3.7 million for the fourth quarter of 2025 from $3.6 million in the fourth quarter of 2024, and increased $122,000, or 3.4%, on a linked quarter basis. Third party processing and other services expense decreased $736,000, or 8.6%, to $7.8 million for the fourth quarter of 2025 from $8.5 million in the fourth quarter of 2024, and decreased $316,000, or 3.9%, on a linked quarter basis. Professional services expense decreased $500,000, or 25.2%, to $1.5 million for the fourth quarter of 2025 from $2.0 million in the fourth quarter of 2024, and decreased $376,000, or 20.2%, on a linked quarter basis. Federal Deposit Insurance Corporation (“FDIC”) and other regulatory assessments increased $416,000, or 18.7%, to $2.6 million for the fourth quarter of 2025 from $2.2 million in the fourth quarter of 2024, and decreased $101,000, or 3.7%, on a linked quarter basis. Other operating expenses increased $739,000, or 11.4%, to $7.2 million for the fourth quarter of 2025 from $6.5 million in the fourth quarter of 2024, and increased $1.1 million, or 18.3%, on a linked quarter basis. The efficiency ratio was 28.78% during the fourth quarter of 2025 compared to 35.54% during the fourth quarter of 2024 and 35.22% during the third quarter of 2025.

Income tax expense increased $7.0 million, or 49.5%, to $21.2 million in the fourth quarter of 2025, compared to $14.2 million in the fourth quarter of 2024, and increased $8.0 million, or 60.2%, on a linked quarter basis. Our effective tax rate was 19.72% for the fourth quarter of 2025 compared to 16.81% for the third quarter of 2025 and to 17.89% for the fourth quarter of 2024. We invested in a renewable energy tax credit during the third quarter of 2025 for which we received tax credits and other benefits of approximately $4.6 million, most of which was recognized in the third quarter. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the fourth quarters of 2025 and 2024 of $13,000 and $624,000, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, Texas and Virginia. We also operate a loan production office in Florida. Through the Bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). The words “believe,” “expect,” “anticipate,” “project,” “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. The Company cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the impact of tariffs and trade wars on general economic conditions, the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued or re-emerging inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornadoes, in our geographic markets; and increased competition from both banks and nonbank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. The Company assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025	4th Quarter 2024
CONSOLIDATED STATEMENT OF INCOME
Interest income	$251,388	$251,308	$246,635	$241,096	$243,892
Interest expense	104,867	117,860	114,948	117,543	120,724
Net interest income	146,521	133,448	131,687	123,553	123,168
Provision for credit losses	7,922	9,463	11,296	6,630	5,704
Net interest income after provision for credit losses	138,599	123,985	120,391	116,923	117,464
Non-interest income	15,691	2,833	421	8,277	8,803
Non-interest expense	46,683	47,996	44,204	46,107	46,896
Income before income tax	107,607	78,822	76,608	79,093	79,371
Provision for income tax	21,223	13,251	15,184	15,869	14,198
Net income	86,384	65,571	61,424	63,224	65,173
Preferred stock dividends	31	-	31	-	31
Net income available to common stockholders	$86,353	$65,571	$61,393	$63,224	$65,142
Earnings per share - basic	$1.58	$1.20	$1.12	$1.16	$1.19
Earnings per share - diluted	$1.58	$1.20	$1.12	$1.16	$1.19
Average diluted shares outstanding	54,675,802	54,667,955	54,664,480	54,656,630	54,649,808

CONSOLIDATED BALANCE SHEET DATA
Total assets	$17,727,190	$17,584,199	$17,378,628	$18,636,766	$17,351,643
Loans	13,696,912	13,311,967	13,232,560	12,886,831	12,605,836
Debt securities	1,728,901	1,849,739	1,914,503	1,905,550	1,876,253
Non-interest-bearing demand deposits	2,684,272	2,598,895	2,632,058	2,647,577	2,619,687
Total deposits	14,219,034	14,106,922	13,862,319	14,429,061	13,543,459
Borrowings	34,750	64,750	64,747	64,745	64,743
Stockholders' equity	1,850,347	1,781,647	1,721,783	1,668,900	1,616,772

Shares outstanding	54,624,955	54,621,441	54,618,545	54,601,217	54,569,427
Book value per share	$33.87	$32.62	$31.52	$30.57	$29.63
Tangible book value per share (1)	$33.62	$32.37	$31.27	$30.32	$29.38

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.38%	3.09%	3.10%	2.92%	2.96%
Return on average assets	1.91%	1.47%	1.40%	1.45%	1.52%
Return on average common stockholders' equity	18.93%	14.88%	14.56%	15.63%	16.29%
Efficiency ratio	28.78%	35.22%	33.46%	34.97%	35.54%
Non-interest expense to average earning assets	1.08%	1.11%	1.04%	1.09%	1.13%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	11.65%	11.49%	11.38%	11.48%	11.42%
Tier 1 capital to risk-weighted assets	11.66%	11.50%	11.38%	11.48%	11.42%
Total capital to risk-weighted assets	12.93%	12.91%	12.81%	12.93%	12.90%
Tier 1 capital to average assets	10.26%	10.01%	9.78%	9.48%	9.59%
Tangible common equity to total tangible assets (1)	10.37%	10.06%	9.84%	8.89%	9.25%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”
(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted net interest margin, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted cost of interest-bearing deposits, and adjusted efficiency ratio. We recorded a one-time expense of $7.2 million in the fourth quarter of 2023 associated with the FDIC’s special assessment to recapitalize the Deposit Insurance Fund following bank failures in the spring of 2023. This assessment was updated in the first quarter of 2024 resulting in additional expense of $1.8 million. We recognized an $8.6 million loss on sale of available-for-sale debt securities in non-interest income during the second quarter of 2025 due to restructuring the portfolio. We reversed a $2.3 million legal reserve from interest expense during the second quarter of 2025. We recognized a $7.8 million loss on sale of available-for-sale debt securities in non-interest income during the third quarter of 2025 due to continued restructuring of the portfolio. These adjustments to our results are unusual, or infrequent, in nature and are not considered to be part of our non-interest expense, non-interest income and interest expense run rates, respectively. Each of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted net interest margin, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted cost of interest-bearing deposits and adjusted efficiency ratio excludes the impact of these items, net of tax, and are all considered non-GAAP financial measures. This press release also contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At December 31, 2025	At September 30, 2025	At June 30, 2025	At March 31, 2025	At December 31, 2024
Book value per share - GAAP	$33.87	$32.62	$31.52	$30.57	$29.63
Total common stockholders' equity - GAAP	1,850,347	1,781,647	1,721,783	1,668,900	1,616,772
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,836,732	$1,768,032	$1,708,168	$1,655,285	$1,603,157
Tangible book value per share - non-GAAP	$33.62	$32.37	$31.27	$30.32	$29.38

Stockholders' equity to total assets - GAAP	10.44%	10.13%	9.91%	8.95%	9.32%
Total assets - GAAP	$17,727,190	$17,584,199	$17,378,628	$18,636,766	$17,351,643
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$17,713,575	$17,570,584	$17,365,013	$18,623,151	$17,338,028
Tangible common equity to total tangible assets - non-GAAP	10.37%	10.06%	9.84%	8.89%	9.25%

	Three Months Ended December 31, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024

Net income - GAAP	$86,384	$65,571	$65,173	$276,603	$227,242
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	-	-	-	(2,276)	-
Loss on marketable securities	-	7,812	-	16,375	-
Tax on adjustments	-	(1,961)	-	(3,539)	(452)
Adjusted net income - non-GAAP	$86,384	$71,422	$65,173	$287,163	$228,589

Net income available to common stockholders - GAAP	$86,353	$65,571	$65,142	$276,541	$227,180
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	-	-	-	(2,276)	-
Loss on marketable securities	-	7,812	-	16,375	-
Tax on adjustments	-	(1,961)	-	(3,539)	(452)
Adjusted net income available to common stockholders - non-GAAP	$86,353	$71,422	$65,142	$287,101	$228,527

Diluted earnings per share - GAAP	$1.58	$1.20	$1.19	$5.06	$4.16
Adjustments:
FDIC special assessment	-	-	-	-	0.03
Legal matter accrual reversal	-	-	-	(0.04)	-
Loss on marketable securities	-	0.14	-	0.30	-
Tax on adjustments	-	(0.04)	-	(0.07)	(0.01)
Adjusted diluted earnings per share - non-GAAP	$1.58	$1.30	$1.19	$5.25	$4.18

Net interest income, on a fully taxable-equivalent basis	$146,583	$133,500	$123,145	$535,479	$446,758
Adjustments:
Legal matter accrual reversal	-	-	-	(2,276)	-
Tax on adjustments	-	-	-	571	-
Adjusted net interest income, on a fully taxable-equivalent basis	$146,583	$133,500	$123,145	$533,774	$446,758

Net interest margin-GAAP	3.38%	3.09%	2.96%	3.12%	2.82%
Average earning assets	17,216,400	17,129,689	16,526,418	17,153,044	15,849,072
Adjusted net interest margin-non-GAAP	3.38%	3.09%	2.96%	3.11%	2.82%

Cost on interest bearing deposits-GAAP	3.01%	3.41%	3.63%	3.13%	3.97%
Interest expense deposits	86,920	98,735	98,702	373,886	420,650
Legal matter accrual reversal	-	-	-	2,276	-
Adjusted interest expense	$86,920	$98,735	$98,702	$376,162	$420,650
Average total interest bearing deposits	$11,442,402	$11,482,480	$10,810,316	$11,361,449	$10,593,993
Adjusted cost on interest bearing deposits-non-GAAP	3.01%	3.41%	3.63%	3.31%	3.97%

Return on average assets - GAAP	1.91%	1.47%	1.52%	1.56%	1.39%
Net income available to common stockholders - GAAP	$86,353	$65,571	$65,142	$276,541	$227,180
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	-	-	-	(2,276)	-
Loss on marketable securities	-	7,812	-	16,375	-
Tax on adjustments	-	(1,961)	-	(3,539)	(452)
Adjusted net income available to common stockholders - non-GAAP	$86,353	$71,422	$65,142	$287,101	$228,527
Average assets - GAAP	$17,936,179	$17,709,359	$17,037,383	$17,746,068	$16,333,383
Adjusted return on average assets - non-GAAP	1.91%	1.60%	1.52%	1.62%	1.40%

Return on average common stockholders' equity - GAAP	18.93%	14.88%	16.29%	16.05%	14.98%
Net income available to common stockholders - GAAP	$86,353	$65,571	$65,142	$276,541	$227,180
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	-	-	-	(2,276)	-
Loss on marketable securities	-	7,812	-	16,375	-
Tax on adjustments	-	(1,961)	-	(3,539)	(452)
Adjusted net income available to common stockholders - non-GAAP	$86,353	$71,422	$65,142	$287,101	$228,527
Average common stockholders' equity - GAAP	$1,809,996	$1,747,825	$1,591,248	$1,722,929	$1,516,855
Adjusted return on average common stockholders' equity non-GAAP	18.93%	16.21%	16.29%	16.66%	15.07%

Efficiency ratio	28.78%	35.22%	35.54%	32.89%	37.60%
Net interest income - GAAP	$146,521	$133,448	$123,168	$535,209	$446,659
Adjustments:
Legal matter accrual reversal	-	-	-	(2,276)	-
Adjusted net interest income - non-GAAP	$146,521	$133,448	$123,168	$532,933	$446,659
Total non-interest income - GAAP	15,691	2,833	8,803	27,222	35,056
Adjustments:
Loss on marketable securities	-	7,812	-	16,375	-
Adjusted non-interest income - non-GAAP	$15,691	$10,645	$8,803	$43,597	$35,056
Adjusted net interest income and non-interest income - non-GAAP	162,212	144,093	131,971	576,530	481,715
Non-interest expense - GAAP	$46,683	$47,996	$46,896	$184,990	$181,146
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Adjusted non-interest expense - non-GAAP	$46,683	$47,996	$46,896	$184,990	$179,347
Adjusted efficiency ratio - non-GAAP	28.78%	33.31%	35.54%	32.09%	37.23%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2025	December 31, 2024	% Change
ASSETS
Cash and due from banks	$95,127	$116,394	(18)%
Interest-bearing balances due from depository institutions	1,026,607	2,259,195	(55)%
Federal funds sold and securities purchased with agreement to resell	504,962	1,045	48,222%
Cash and cash equivalents	1,626,696	2,376,634	(32)%
Available for sale debt securities, at fair value	1,068,825	1,161,400	(8)%
Held to maturity debt securities (fair value of $622,825 and $673,023, respectively)	660,076	714,853	(8)%
Restricted equity securities	12,203	11,300	8%
Mortgage loans held for sale	11,744	9,211	27%
Loans	13,696,912	12,605,836	9%
Less allowance for credit losses	(171,683)	(164,458)	4%
Loans, net	13,525,229	12,441,378	9%
Premises and equipment, net	60,396	59,185	2%
Goodwill	13,615	13,615	-%
Other assets	748,406	564,067	33%
Total assets	$17,727,190	$17,351,643	2%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing demand	$2,684,272	$2,619,687	2%
Interest-bearing	11,534,762	10,923,772	6%
Total deposits	14,219,034	13,543,459	5%
Federal funds purchased	1,471,628	1,993,728	(26)%
Other borrowings	34,750	64,743	(46)%
Other liabilities	151,431	132,941	14%
Total liabilities	15,876,843	15,734,871	1%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
December 31, 2025 and December 31, 2024	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,624,955 shares issued and outstanding at December 31, 2025, and 54,551,543
shares issued and outstanding at December 31, 2024	54	54	-%
Additional paid-in capital	237,839	235,781	1%
Retained earnings	1,613,746	1,412,616	14%
Accumulated other comprehensive loss	(1,792)	(32,179)	(94)%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,849,847	1,616,272	14%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,850,347	1,616,772	14%
Total liabilities and stockholders' equity	$17,727,190	$17,351,643	2%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Interest income:
Interest and fees on loans	$214,252	$200,875	$828,696	$788,105
Taxable securities	17,199	16,905	67,122	66,535
Nontaxable securities	5	6	21	31
Federal funds sold and securities purchased with agreement to resell	5,671	18	12,007	1,128
Other interest and dividends	14,261	26,088	82,581	90,322
Total interest income	251,388	243,892	990,427	946,121
Interest expense:
Deposits	86,920	98,702	373,888	420,650
Borrowed funds	17,947	22,022	81,330	78,812
Total interest expense	104,867	120,724	455,218	499,462
Net interest income	146,521	123,168	535,209	446,659
Provision for credit losses	7,922	5,704	35,311	21,587
Net interest income after provision for credit losses	138,599	117,464	499,898	425,072
Non-interest income:
Service charges on deposit accounts	3,339	2,650	11,884	9,434
Mortgage banking	1,664	1,513	5,464	4,922
Credit card income	1,835	1,867	8,327	8,280
Securities losses	-	-	(16,375)	-
Bank-owned life insurance income	8,149	2,131	14,817	9,533
Other operating income	704	642	3,105	2,887
Total non-interest income	15,691	8,803	27,222	35,056
Non-interest expense:
Salaries and employee benefits	23,838	24,062	94,815	96,318
Equipment and occupancy expense	3,737	3,600	14,597	14,519
Third party processing and other services	7,779	8,515	31,617	31,181
Professional services	1,481	1,981	7,175	6,901
FDIC and other regulatory assessments	2,641	2,225	10,990	10,687
Other real estate owned expense	13	58	155	199
Other operating expense	7,194	6,455	25,641	21,341
Total non-interest expense	46,683	46,896	184,990	181,146
Income before income tax	107,607	79,371	342,130	278,982
Provision for income tax	21,223	14,198	65,527	51,740
Net income	86,384	65,173	276,603	227,242
Dividends on preferred stock	31	31	62	62
Net income available to common stockholders	$86,353	$65,142	$276,541	$227,180
Basic earnings per common share	$1.58	$1.19	$5.06	$4.17
Diluted earnings per common share	$1.58	$1.19	$5.06	$4.16

LOANS BY TYPE (UNAUDITED)
(In thousands)

	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025	4th Quarter 2024
Commercial, financial and agricultural	$3,146,736	$2,945,784	$2,966,191	$2,924,533	$2,869,894
Real estate - construction	1,457,628	1,532,285	1,735,405	1,599,410	1,489,306
Real estate - mortgage:
Owner-occupied commercial	2,739,823	2,680,055	2,557,711	2,543,819	2,547,143
1-4 family mortgage	1,671,713	1,625,296	1,561,461	1,494,189	1,444,623
Non-owner occupied commercial	4,603,389	4,448,710	4,338,697	4,259,566	4,181,243
Subtotal: Real estate - mortgage	9,014,925	8,754,061	8,457,869	8,297,574	8,173,009
Consumer	77,623	79,837	73,095	65,314	73,627
Total loans	$13,696,912	$13,311,967	$13,232,560	$12,886,831	$12,605,836

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025	4th Quarter 2024
Allowance for credit losses:
Beginning balance	$170,235	$169,959	$165,034	$164,458	$160,755
Loans charged off:
Commercial, financial and agricultural	7,695	7,947	6,849	2,415	3,899
Real estate - construction	-	-	-	46	-
Real estate - mortgage	64	1,294	580	3,571	560
Consumer	465	110	73	60	211
Total charge offs	8,224	9,350	7,502	6,092	4,670
Recoveries:
Commercial, financial and agricultural	1,532	237	959	171	1,801
Real estate - construction	-	30	-	-	-
Real estate - mortgage	-	-	1	-	23
Consumer	10	21	58	27	151
Total recoveries	1,542	288	1,018	198	1,975
Net charge-offs	6,682	9,062	6,484	5,894	2,695
Provision for credit losses	8,130	9,338	11,409	6,470	6,398
Ending balance	$171,683	$170,235	$169,959	$165,034	$164,458

Allowance for credit losses to total loans	1.25%	1.28%	1.28%	1.28%	1.30%

Allowance for credit losses to total average loans	1.27%	1.29%	1.31%	1.30%	1.32%
Net charge-offs to total average loans	0.20%	0.27%	0.20%	0.19%	0.09%

Provision for credit losses to total average loans	0.24%	0.28%	0.35%	0.21%	0.21%
Nonperforming assets:
Nonaccrual loans	$168,466	$166,662	$68,619	$73,793	$39,501
Loans 90+ days past due and accruing	478	965	3,549	111	2,965
Other real estate owned and
repossessed assets	2,583	611	311	756	2,531
Total	$171,527	$168,238	$72,479	$74,660	$44,997

Nonperforming loans to total loans	1.23%	1.26%	0.55%	0.57%	0.34%
Nonperforming assets to total assets	0.97%	0.96%	0.42%	0.40%	0.26%
Nonperforming assets to earning assets	1.01%	1.00%	0.43%	0.41%	0.26%
Allowance for credit losses to nonaccrual loans	101.91%	102.14%	247.69%	223.64%	416.34%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025	4th Quarter 2024
Interest income:
Interest and fees on loans	$214,252	$210,987	$206,521	$196,936	$200,875
Taxable securities	17,199	17,338	16,562	16,023	16,905
Nontaxable securities	5	5	5	6	6
Federal funds sold with agreement to resell	5,671	4,724	1,592	20	18
Other interest and dividends	14,261	18,254	21,955	28,111	26,088
Total interest income	251,388	251,308	246,635	241,096	243,892
Interest expense:
Deposits	86,920	98,735	93,488	94,745	98,702
Borrowed funds	17,947	19,125	21,460	22,798	22,022
Total interest expense	104,867	117,860	114,948	117,543	120,724
Net interest income	146,521	133,448	131,687	123,553	123,168
Provision for credit losses	7,922	9,463	11,296	6,630	5,704
Net interest income after provision for credit losses	138,599	123,985	120,391	116,923	117,464
Non-interest income:
Service charges on deposit accounts	3,339	3,316	2,671	2,558	2,650
Mortgage banking	1,664	1,864	1,323	613	1,513
Credit card income	1,835	2,405	2,119	1,968	1,867
Securities losses	-	(7,812)	(8,563)	-	-
Bank-owned life insurance income	8,149	2,405	2,126	2,137	2,131
Other operating income	704	655	745	1,001	642
Total non-interest income	15,691	2,833	421	8,277	8,803
Non-interest expense:
Salaries and employee benefits	23,838	25,522	22,576	22,879	24,062
Equipment and occupancy expense	3,737	3,615	3,523	3,722	3,600
Third party processing and other services	7,779	8,095	8,005	7,738	8,515
Professional services	1,481	1,857	1,904	1,933	1,981
FDIC and other regulatory assessments	2,641	2,742	2,753	2,854	2,225
Other real estate owned expense	13	82	27	33	58
Other operating expense	7,194	6,083	5,416	6,948	6,455
Total non-interest expense	46,683	47,996	44,204	46,107	46,896
Income before income tax	107,607	78,822	76,608	79,093	79,371
Provision for income tax	21,223	13,251	15,184	15,869	14,198
Net income	86,384	65,571	61,424	63,224	65,173
Dividends on preferred stock	31	-	31	-	31
Net income available to common stockholders	$86,353	$65,571	$61,393	$63,224	$65,142
Basic earnings per common share	$1.58	$1.20	$1.12	$1.16	$1.19
Diluted earnings per common share	$1.58	$1.20	$1.12	$1.16	$1.19

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	4th Quarter 2025		3rd Quarter 2025		2nd Quarter 2025		1st Quarter 2025		4th Quarter 2024
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$13,474,271	6.30%	$13,175,297	6.34%	$12,979,759	6.37%	$12,683,077	6.29%	$12,414,065	6.43%
Tax-exempt (2)	30,670	5.52	30,478	5.47	30,346	5.51	25,044	4.94	13,198	1.57
Total loans, net of unearned
income	13,504,941	6.29	13,205,775	6.34	13,010,105	6.37	12,708,121	6.28	12,427,263	6.43
Mortgage loans held for sale	9,887	4.49	11,351	4.82	11,739	5.23	6,731	4.76	9,642	5.36
Debt securities:
Taxable	1,826,632	3.77	1,926,101	3.60	1,965,089	3.37	1,934,739	3.31	1,932,547	3.49
Tax-exempt (2)	444	5.41	444	5.41	492	4.88	589	5.43	606	5.28
Total securities (3)	1,827,076	3.77	1,926,545	3.60	1,965,581	3.37	1,935,328	3.31	1,933,153	3.49
Federal funds sold and securities
purchased with agreement to resell	469,148	4.79	365,733	5.12	124,303	5.14	1,670	4.86	1,596	4.49
Restricted equity securities	12,193	6.61	12,167	6.36	12,146	6.64	11,461	7.43	11,290	6.80
Interest-bearing balances with banks	1,393,155	4.00	1,608,118	4.45	1,952,479	4.47	2,526,382	4.48	2,143,474	4.81
Total interest-earning assets	$17,216,400	5.79%	$17,129,689	5.82%	$17,076,353	5.80%	$17,189,693	5.69%	$16,526,418	5.87%
Non-interest-earning assets:
Cash and due from banks	102,066		103,470		109,506		108,540		103,494
Net premises and equipment	61,009		60,614		59,944		59,633		60,708
Allowance for credit losses, accrued
interest and other assets	556,704		415,586		380,700		352,282		346,763
Total assets	$17,936,179		$17,709,359		$17,626,503		$17,710,148		$17,037,383

Interest-bearing liabilities:
Interest-bearing deposits:
Checking (4)	$2,126,615	1.77%	$2,069,440	2.16%	$2,222,000	1.78%	$2,461,900	2.38%	$2,353,439	2.61%
Savings	106,551	1.52	103,668	1.66	101,506	1.63	101,996	1.61	102,858	1.52
Money market	7,816,487	3.23	7,965,115	3.67	7,616,747	3.67	7,363,163	3.61	7,067,265	3.86
Time deposits	1,392,749	3.80	1,344,257	3.97	1,321,404	4.09	1,361,558	4.24	1,286,754	4.45
Total interest-bearing deposits	11,442,402	3.01	11,482,480	3.41	11,261,657	3.33	11,288,617	3.40	10,810,316	3.63
Federal funds purchased	1,712,399	4.01	1,640,377	4.46	1,855,860	4.49	1,994,766	4.50	1,767,749	4.80
Other borrowings	59,207	4.21	64,761	4.21	64,750	4.26	64,750	4.30	64,738	4.22
Total interest-bearing liabilities	$13,214,008	3.15%	$13,187,618	3.55%	$13,182,267	3.50%	$13,348,133	3.57%	$12,642,803	3.80%
Non-interest-bearing liabilities:
Non-interest-bearing
checking	2,768,495		2,651,043		2,633,552		2,600,775		2,672,875
Other liabilities	143,680		122,873		119,829		120,291		130,457
Stockholders' equity	1,813,097		1,762,980		1,716,232		1,670,402		1,624,084
Accumulated other comprehensive
loss	(3,101)		(15,155)		(25,377)		(29,453)		(32,836)
Total liabilities and
stockholders' equity	$17,936,179		$17,709,359		$17,626,503		$17,710,148		$17,037,383
Net interest spread		2.64%		2.27%		2.30%		2.12%		2.07%
Net interest margin		3.38%		3.09%		3.10%		2.92%		2.96%

(1) Average loans include nonaccrual loans in all periods. Loan fees of $5,464, $6,103, $4,430, $3,764, and $4,460 are included in interest income in the fourth quarter of 2025, third quarter of 2025, second quarter of 2025, first quarter of 2025, and fourth quarter of 2024, respectively.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3) Unrealized losses on debt securities of $(6,311), $(22,574), $(36,381), $(41,970), and $(46,652) for the fourth quarter of 2025, third quarter of 2025, second quarter of 2025, first quarter of 2025, and fourth quarter of 2024, respectively, are excluded from the yield calculation.
(4) Includes impact of reversal of a $2.3 million accrual related to a legal matter during the second quarter of 2025. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures."

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com